Exhibit 10.28

ARGAN, INC.

2011 STOCK PLAN

Revised as of 4-2-2012

I. ESTABLISHMENT OF PLAN; DEFINITIONS

1. Purpose. The purpose of the Argan, Inc. 2011 Stock Plan is to provide an incentive to employees, directors and consultants of Argan, Inc. (the “Company”) who are in a position to contribute materially to the long-term success of the Company, to increase their interest in the Company’s welfare, and to aid in attracting and retaining employees, directors and consultants of outstanding ability.

2. Definitions. Unless the context clearly indicates otherwise, the following terms shall have the meanings set forth below:

(a) “Beneficial Owner” means an individual or entity that is treated as a beneficial owner pursuant to Rule 13d-3 under the Securities Exchange Act or any subsequent rule issued thereunder.

(b) “Board” shall mean the Board of Directors of the Company.

(c) “Change in Control” shall mean the occurrence of any of the following events:

(i) Any person (other than the Company, any trustee or other fiduciary holding securities under any employee stock ownership plan or other employee benefit plan of the Company, or any company owned, directly or indirectly, by the stockholders of the Company immediately prior to the occurrence with respect to which the evaluation is being made in substantially the same proportions as their ownership of the common stock of the Company) acquires securities of the Company and immediately thereafter is the Beneficial Owner (except that a person shall be deemed to be the Beneficial Owner of all shares that any such person has the right to acquire pursuant to any agreement or arrangement or upon exercise of conversion rights, warrants or options or otherwise, without regard to the sixty day period referred to in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company’s then outstanding securities;

(ii) The consummation of a merger or consolidation of the Company with any other entity, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving or resulting entity) more than 50% of the combined voting power of the surviving or resulting entity outstanding immediately after such merger or consolidation; or

(iii) The date of the consummation of a plan or agreement for the sale or disposition of all or substantially all of the consolidated assets of the Company (other than such a sale or disposition immediately after which such assets will be owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the common stock of the Company immediately prior to such sale or disposition).

(d) “Code” shall mean the Internal Revenue Code of 1986, as it may be amended from time to time.

(e) “Committee” means a committee of not less than two members of the Board appointed by the Board to administer the Plan, provided that the members of such Committee must be Directors who are disinterested as defined in Rule 16b-3(b) promulgated under the Securities Exchange Act of 1934, as amended.

(f) “Company” shall mean Argan, Inc., a Delaware corporation.

(g) “Consultant” shall mean any individual who performs services for the Company other than as an Employee or Director.

(h) “Directors” shall mean those members of the Board of Directors of the Company who are not Employees.

(i) “Disability” shall mean a medically determinable physical or mental condition which causes an Employee or Director to be unable to engage in any substantial gainful activity and which can be expected to result in death or to be of long-continued and indefinite duration.

(j) “Employee” shall mean any common law employee, including officers, of the Company as determined under the Code and the Treasury Regulations thereunder.

(k) “Fair Market Value” shall mean the fair market value of the Stock as determined in good faith by the Board on the basis of a review of the facts and circumstances at the time and in a manner consistent with prior practices and, to the extent applicable the regulations applicable under Section 409A of the Code. However, if the Stock is listed on a national securities exchange or the NASDAQ National Market, “Fair Market Value” shall mean the mean between the highest and lowest sales prices for the Stock on such date, or, if no such prices are reported for such day, then on the next preceding day on which there were reported prices.

(l) “Grantee” shall mean an Employee, Director or Consultant granted a Stock Option or Stock Award under this Plan.

(m) “Incentive Stock Option” shall mean an option granted pursuant to the Incentive Stock Option provisions as set forth in Part II of this Plan.

(n) “Non-Qualified Stock Option” shall mean an option granted pursuant to the Non-Qualified Stock Option provisions as set forth in Part III of this Plan.

(o) “Plan” shall mean the Argan, Inc. 2011 Stock Plan as set forth herein and as amended from time to time.

(p) “Restricted Stock” shall mean Stock which is issued pursuant to the Restricted Stock provisions as set forth in Part IV of this Plan.

(q) “Stock” shall mean authorized but unissued shares of the Common Stock of the Company or reacquired shares of the Company’s Common Stock.

(r) “Stock Award” shall mean an award of Restricted or Unrestricted Stock granted pursuant to this Plan.

(s) “Stock Option” shall mean an option granted pursuant to the Plan to purchase shares of Stock.

(t) “Ten Percent Shareholder” shall mean an Employee who at the time a Stock Option is granted owns stock possessing more than ten percent (10%) of the total combined voting power of all stock of the Company or of its parent or subsidiary Company.

(u) “Unrestricted Stock” shall mean Stock which is issued pursuant to the Unrestricted Stock provisions as set forth in Part IV of this Plan.

3. Shares of Stock Subject to the Plan. Subject to the provisions of Paragraph 2 of Part V of the Plan, the Stock which may be issued or transferred pursuant to Stock Options and Stock Awards granted under the Plan and the Stock which is subject to outstanding but unexercised Stock Options under the Plan shall not exceed 500,000 shares in the aggregate. If a Stock Option shall expire and terminate for any reason, in whole or in part, without being exercised or, if Stock Awards are forfeited because the restrictions with respect to such Stock Awards shall not have been met or have lapsed, the number of shares of Stock which are no longer outstanding as Stock Awards or subject to Stock Options may again become available for the grant of Stock Awards or Stock Options. There shall be no terms and conditions in a Stock Award or Stock Option which provide that the exercise of an Incentive Stock Option reduces the number of shares of Stock for which an outstanding Non-Qualified Stock Option may be exercised; and there shall be no terms and conditions in a Stock Award or Stock Option which provide that the exercise of a Non-Qualified Stock Option reduces the number of shares of Stock for which an outstanding Incentive Stock Option may be exercised.

4. Administration of the Plan. The Plan shall be administered by the Committee. Subject to the express provisions of the Plan, the Committee shall have authority to interpret the Plan, to prescribe, amend, and rescind rules and regulations relating to it, to determine the terms and provisions of Stock Option and Stock Award agreements, and to make all other determinations necessary or advisable for the administration of the Plan. Any controversy or claim arising out of or related to this Plan shall be determined unilaterally by and at the sole discretion of the Committee.

5. Amendment or Termination. The Board may, at any time, alter, amend, suspend, discontinue, or terminate this Plan; provided, however, that such action shall not adversely affect the right of Grantees to Stock Awards or Stock Options previously granted and no amendment, without the approval of the stockholders of the Company, shall increase the maximum number of shares which may be awarded under the Plan in the aggregate, or change the class of Employees eligible to receive options under the Plan.

6. Effective Date and Duration of the Plan. This Plan shall become effective on July 19, 2011. This Plan shall terminate at the close of business on July 19, 2021 and no Stock Award or Stock Option may be issued or granted under the Plan thereafter, but such termination shall not affect any Stock Award or Stock Option theretofore issued or granted.

II. INCENTIVE STOCK OPTION PROVISIONS

1. Granting of Incentive Stock Options.

(a) Only Employees of the Company shall be eligible to receive Incentive Stock Options under the Plan. Directors of the Company who are not also Employees and Consultants shall not be eligible to receive Incentive Stock Options.

(b) The purchase price of each share of Stock subject to an Incentive Stock Option shall not be less than 100% of the Fair Market Value of a share of the Stock on the date the Incentive Stock Option is granted; provided, however, that the purchase price of each share of Stock subject to an Incentive Stock Option granted to a Ten Percent Shareholder shall not be less than 110% of the Fair Market Value of a share of the Stock on the date the Incentive Stock Option is granted.

(c) No Incentive Stock Option shall be exercisable more than ten years from the date the Incentive Stock Option was granted; provided, however, that an Incentive Stock Option granted to a Ten Percent Shareholder shall not be exercisable more than five years from the date the Incentive Stock Option was granted.

(d) The Committee shall determine and designate from time to time those Employees who are to be granted Incentive Stock Options and specify the number of shares subject to each Incentive Stock Option.

(e) The Committee, in its sole discretion, shall determine whether any particular Incentive Stock Option shall become exercisable in one or more installments, specify the installment dates, and, within the limitations herein provided, determine the total period during which the Incentive Stock Option is exercisable. Further, the Committee may make such other provisions as may appear generally acceptable or desirable to the Committee or necessary to qualify its grants under the provisions of Section 422 of the Code. Notwithstanding the foregoing, all Incentive Stock Options that are outstanding upon a Change in Control shall be fully vested.

(f) The Committee may grant at any time new Incentive Stock Options to an Employee who has previously received Incentive Stock Options or other options whether such prior Incentive Stock Options or other options are still outstanding or have previously been exercised in whole or in part. The purchase price of the new Incentive Stock Options may be established by the Committee without regard to the existing Incentive Stock Options or other options.

(g) Notwithstanding any other provisions hereof, the aggregate fair market value (determined at the time the option is granted) of the Stock with respect to which Incentive Stock Options are exercisable for the first time by the Employee during any calendar year (under all such plans of the Grantee’s employer company and its parent and subsidiary company) shall not exceed $100,000.

2. Exercise of Incentive Stock Options. The option price of an Incentive Stock Option shall be payable on exercise of the option (i) in cash or by check, bank draft or postal or express money order, or (ii) provided that a public market exists for the Stock, consideration received by the Company under a procedure under which a broker-dealer that is a member of the National Association of Securities Dealers advances funds on behalf of a Grantee or sells Stock Options on behalf of a Grantee (a “Cashless Exercise Procedure”).

3. Termination of Employment.

(a) If a Grantee’s employment with the Company is terminated other than by Disability or death the terms of any then outstanding Incentive Stock Option held by the Grantee shall extend for a period ending on the earlier of the date on which such Stock Option would otherwise expire but no later than three months after such termination of employment, and such Stock Option shall be exercisable to the extent it was exercisable as of such last date of employment.

(b) If a Grantee’s employment with the Company is terminated by reason of Disability, the term of any then outstanding Incentive Stock Option held by the Grantee shall extend for a period ending on the earlier of the date on which such Stock Option would otherwise expire or twelve months after such termination of employment, and such Stock Option shall be exercisable to the extent it was exercisable as of such last date of employment.

(c) If a Grantee’s employment with the Company is terminated by reason of death, the representative of his estate or beneficiaries thereof to whom the Stock Option has been transferred shall have the right during the period ending on the earlier of the date on which such Stock Option would otherwise expire or twelve months after such date of death, to exercise any then outstanding Incentive Stock Options in whole or in part. If a Grantee dies without having fully exercised any then outstanding Incentive Stock Options, the representative of his estate or beneficiaries thereof to whom the Stock Option has been transferred shall have the right to exercise such Stock Options in whole or in part.

III. NON-QUALIFIED STOCK OPTION PROVISIONS

1. Granting of Stock Options.

(a) Employees, Directors and Consultants shall be eligible to receive Non-Qualified Stock Options under the Plan.

(b) The Committee shall determine and designate from time to time those Employees, Directors and Consultants who are to be granted Non-Qualified Stock Options and the amount subject to each Non-Qualified Stock Option.

(c) The Committee may grant at any time new Non-Qualified Stock Options to an Employee, Director or Consultant who has previously received Non-Qualified Stock Options or Incentive Stock Options, whether such prior Non-Qualified Stock Options or Incentive Stock Options are still outstanding or have previously been exercised in whole or in part.

(d) The Committee shall determine the purchase price of each share of Stock subject to a Non-Qualified Stock Option. Such price shall not be less than 100% of the Fair Market Value of such Stock on the date the Non-Qualified Stock Option is granted.

(e) The Committee, in its sole discretion, shall determine whether any particular Non-Qualified Stock Option shall become exercisable in one or more installments, specify the installment dates, and, within the limitations herein provided, determine the total period during which the Non-Qualified Stock Option is exercisable. Further, the Committee may make such other provisions as may appear generally acceptable or desirable to the Committee. Notwithstanding the foregoing, all Incentive Stock Options that are outstanding upon a Change in Control shall be fully vested.

(f) No Non-Qualified Stock Option shall be exercisable more than ten years from the date such option is granted.

2. Exercise of Stock Options. The option price of a Non-Qualified Stock Option shall be payable on exercise of the Stock Option (i) in cash or by check, bank draft or postal or express money order, (ii) provided that a public market exists for the Stock, consideration received by the Company under a procedure under which a broker-dealer that is a member of the National Association of Securities Dealers advances funds on behalf of a Grantee or sells Stock Options on behalf of a Grantee (a “Cashless Exercise Procedure”).

3. Termination of Relationship.

(a) If a Grantee’s employment with the Company is terminated, a Director Grantee ceases to be a Director, or a Consultant Grantee ceases to provide services to the Company, other than by reason of death, the terms of any then outstanding Non-Qualified Stock Option held by the Grantee shall extend for a period ending on the earlier of (i) the date established by the Committee at the time of grant, (ii) the date of expiration provided in the grant, or (iii) twelve months after the Grantee’s last date of employment or cessation of being a Director or providing services as a Consultant and such Stock Option shall be exercisable to the extent it was exercisable as of the date of termination of employment, cessation of being a Director, or termination of services of a Consultant.

(b) If a Grantee’s employment is terminated by reason of death, a Director Grantee ceases to be a Director by reason of death, or a Consultant dies, the representative of his estate or beneficiaries thereof to whom the Stock Option has been transferred shall have the right during the period ending on the earlier of (i) the date on which such Stock Option would otherwise expire, (ii) the date of expiration provided in the grant, or (iii) twelve months following his death to exercise any then outstanding Non-Qualified Stock Options in whole or in part. If a Grantee dies without having fully exercised any then outstanding Non-Qualified Stock Options, the representative of his estate or beneficiaries thereof to whom the Stock Option has been transferred shall have the right to exercise such Stock Options in whole or in part.

IV. STOCK AWARDS

1. Grant of Restricted Stock.

(a) Employees, Directors and Consultants shall be eligible to receive grants of Restricted Stock and/or Unrestricted Stock under the Plan.

(b) The Committee shall determine and designate from time to time those Employees and Directors who are to be granted Restricted Stock and/or Unrestricted Stock and the number of shares of Stock subject to such Stock Award.

(c) The Committee, in its sole discretion, shall make such terms and conditions applicable to the grant of Restricted Stock and Unrestricted Stock as may appear generally acceptable or desirable to the Committee. The Committee may award shares of Stock to Grantees, which shares shall be subject to the following terms and conditions and such other terms and conditions as the Committee may prescribe (“Restricted Stock Grants”):

(d) Restricted Stock grants to Grantees may be made subject to vesting, in one or more installments, upon the happening of certain events, upon the passage of a specified period of time, upon the fulfillment of certain conditions or upon the achievement by the Company or any Subsidiary, division, affiliate or joint venture of the Company of certain performance goals, as the Committee shall decide in each case when Restricted Stock grants are awarded.

(e) Restricted Stock grants hereunder shall be subject to a written agreement (a “Restricted Stock Agreement”) which shall be signed by the Grantee and by the Chief Executive Officer or the President of the Company for and on behalf of the Company and shall be subject to the terms and conditions of the Plan prescribed in the Restricted Stock Agreement (including, but not limited to, (i) the right of the Company and to repurchase from each Grantee, and such Grantee’s transferees, all shares of Stock issued to such Grantee in the event of such Grantee’s termination of employment, and (ii) any other terms and conditions which the Committee shall deem necessary and desirable).

2. Termination of Relationship.

(a) If a Grantee ceases employment with the Company, a Director Grantee ceases to be a Director or a Consultant Grantee ceases to provide services to the Company prior to the lapse of any restrictions applicable to Restricted Stock, such Stock shall be forfeited and the Grantee shall return the certificates representing such Stock to the Company.

(b) If the restrictions applicable to a grant of Restricted Stock shall lapse, the Grantee shall hold such Stock free and clear of all such restrictions except as otherwise provided in the Plan.

V. GENERAL PROVISIONS

1. Substitution. In the event of a corporate merger or consolidation, or the acquisition by the Company of property or stock of an acquired Company or any reorganization or other transaction qualifying under Section 424 of the Code, the Committee may, in accordance with the provisions of that Section, substitute Stock Options and Stock Awards under this Plan for Stock Options and Stock Awards under the plan of the acquired Company provided (i) the excess of the aggregate fair market value of the shares of Stock subject to a Stock Option immediately after the substitution over the aggregate option price of such Stock is not more than the similar excess immediately before such substitution and (ii) the new Stock Option does not give the Grantee additional benefits, including any extension of the exercise period.

2. Adjustment Provisions.

(a) In the event that a dividend shall be declared upon the Stock payable in shares of the Company’s common stock, the number of shares of Stock then subject to any Stock Option or Stock Award outstanding under the Plan and the number of shares reserved for the grant of Stock Options or Stock Awards pursuant to the Plan shall be adjusted by adding to each such share the number of shares which would be distributable in respect thereof if such shares had been outstanding on the date fixed for determining the shareholders of the Company entitled to receive such share dividend.

(b) If the shares of Stock outstanding are changed into or exchanged for a different number or class or other securities of the Company or of another Company, whether through split-up, merger, consolidation, reorganization, reclassification or recapitalization then there shall be substituted for each share of Stock subject to any such Stock Option or Stock Award and for each share of Stock reserved for the grant of Stock Options or Stock Awards pursuant to the Plan the number and kind of shares or other securities into which each outstanding share of Stock shall have been so changed or for which each share shall have been exchanged.

(c) In the event there shall be any change, other than as specified above in this Section 2, in the number or kind of outstanding shares of Stock or of any shares or other securities into which such shares shall have been changed or for which they shall have been exchanged, then if the Board shall, in its sole discretion, determine that such change equitably requires an adjustment in the number or kind of shares theretofore reserved for the grant of Stock Options or Stock Awards pursuant to the Plan and of the shares then subject to Stock Options or Stock Awards, such adjustment shall be made by the Board and shall be effective and binding for all purposes of the Plan and of each Stock Option and Stock Award outstanding thereunder.

(d) In the case of any such substitution or adjustment as provided for in this Section 2, the option price set forth in each outstanding Stock Option for each share covered thereby prior to such substitution or adjustment will be the option price for all shares or other securities which shall have been substituted for such share or to which such share shall have been adjusted pursuant to this Section 2, and the price per share shall be adjusted accordingly.

(e) No adjustment or substitution provided for in this Section 2 shall require the Company to sell a fractional share, and the total substitution or adjustment with respect to each outstanding Stock Option shall be limited accordingly.

(f) Upon any adjustment made pursuant to this Section 2 the Company will, upon request, deliver to the Grantee a certificate setting forth the option price thereafter in effect and the number and kind of shares or other securities thereafter purchasable on the exercise of such Stock Option.

3. General.

(a) Each Stock Option and Stock Award shall be evidenced by a written instrument containing such terms and conditions, not inconsistent with this Plan, as the Committee shall approve.

(b) The granting of a Stock Option or Stock Award in any year shall not give the Grantee any right to similar grants in future years or any right to be retained in the employ of the Company, and all Employees shall remain subject to discharge to the same extent as if the Plan were not in effect.

(c) No Employee, Director or Consultant and no beneficiary or other person claiming under or through him, shall have any right, title or interest by reason of any Stock Option or any Stock Award to any particular assets of the Company, or any shares of Stock allocated or reserved for the purposes of the Plan or subject to any Stock Option or any Stock Award except as set forth herein. The Company shall not be required to establish any fund or make any other segregation of assets to assure the payment of any Stock Option or Stock Award.

(d) No right under the Plan shall be subject to anticipation, sale, assignment, pledge, encumbrance, or charge except by will or the laws of descent and distribution, and a Stock Option shall be exercisable during the Grantee’s lifetime only by the Grantee or his conservator.

(e) Notwithstanding any other provision of this Plan or agreements made pursuant thereto, the Company’s obligation to issue or deliver any certificate or certificates for shares of Stock under a Stock Option or Stock Award, and the transferability of Stock acquired by exercise of a Stock Option or grant of a Stock Award, shall be subject to all of the following conditions:

(i) Any registration or other qualification of such shares under any state or federal law or regulation, or the maintaining in effect of any such registration or other qualification which the Board shall, in its absolute discretion upon the advice of counsel, deem necessary or advisable; and

(ii) The obtaining of any other consent, approval, or permit from any state or federal governmental agency which the Board shall, in its absolute discretion upon the advice of counsel, determine to be necessary or advisable; and

(iii) Each stock certificate issued pursuant to a Stock Option or Stock Award shall bear the following legend:

“The transferability of the certificate and the shares of Stock represented hereby are subject to restrictions, terms and conditions contained in the Argan, Inc. Stock Plan and an Agreement between the registered owner of such Stock and Argan, Inc. A copy of the Plan and Agreement are on file in the office of the Secretary of Argan, Inc.”

(f) All payments to Grantees or to their legal representatives shall be subject to any applicable tax, community property, or other statutes or regulations of the United States or of any state having jurisdiction thereof. The Grantee may be required to pay to the Company the amount of any withholding taxes, which the Company is required to withhold with respect to a Stock Option or its exercise or a Stock Award. In the event that such payment is not made when due, the Company shall have the right to deduct, to the extent permitted by law, from any payment of any kind otherwise due to such person all or part of the amount required to be withheld.

(g) In the case of a grant of a Stock Option or Stock Award to any Employee of a subsidiary of the Company, the Company may, if the Committee so directs, issue or transfer the shares, if any, covered by the Stock Option or Stock Award to the subsidiary, for such lawful consideration as the Committee may specify, upon the condition or understanding that the subsidiary will transfer the shares to the Employee in accordance with the terms of the Stock Option or Stock Award specified by the Committee pursuant to the provisions of the Plan. For purposes of this Section, a subsidiary shall mean any subsidiary Company of the Company as defined in Section 424 of the Code.

(h) A Grantee entitled to Stock as a result of the exercise of a Stock Option or grant of a Stock Award shall not be deemed for any purpose to be, or have rights as, a shareholder of the Company by virtue of such exercise, except to the extent a stock certificate is issued therefor and then only from the date such certificate is issued. No adjustments shall be made for dividends or distributions or other rights for which the record date is prior to the date such stock certificate is issued. The Company shall issue any stock certificates required to be issued in connection with the exercise of a Stock Option with reasonable promptness after such exercise.

(i) The grant or exercise of Stock Options granted under the Plan or the grant of a Stock Award under the Plan shall be subject to, and shall in all respects comply with, applicable law relating to such grant or exercise, or to the number of shares of Stock which may be beneficially owned or held by any Grantee.

(j) The Plan is designed to be exempt from Section 409A of the Code, and the Plan is intended to be operated in good faith compliance with the requirements of Section 409A of the Code and its accompanying regulations, and any additional guidance issued under Section 409A to be so exempt. To the extent that any provision of the Plan violates any provision of Section 409A providing such an exemption, such provision shall be deemed inoperative and the remaining provisions of the Plan shall continue to be fully effective.